UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2018

DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California		94111
(Address of principal executive offices)		(Zip Code)
(415) 738-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐
Digital Realty Trust, L.P.:	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Digital Realty Trust, Inc.: ☐
Digital Realty Trust, L.P.: ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2018, Digital Realty Trust, Inc., which we refer to as the company, we, us or our, and DLR, LLC, which together with the company, we refer to as the employer, entered into a new employment agreement, or the employment agreement, with A. William Stein, pursuant to which Mr. Stein will continue to serve as our Chief Executive Officer. The employment agreement replaces and supersedes Mr. Stein's current employment agreement with the employer, which is set to expire on November 23, 2018.

The employment agreement has an initial three-year term, and will automatically be extended for one additional year upon the expiration of the initial term unless either party provides notice of non-renewal to the other.
Pursuant to the employment agreement, Mr. Stein’s annual base salary is $1,000,000 and is subject to increase, but not decrease, in the discretion of the Compensation Committee of the company’s Board of Directors.
Mr. Stein is also eligible to earn an annual cash performance bonus under the company’s incentive bonus plan based on the satisfaction of performance criteria established in accordance with the terms of such plan. The employment agreement provides that Mr. Stein’s target and maximum annual bonuses will be 150% and 300%, respectively, of his base salary.
Mr. Stein’s employment agreement provides that if his employment is terminated by the employer without “cause” or by Mr. Stein for “good reason” or in the event of his death, “disability” or “retirement” (each as defined in the employment agreement), then, subject to the terms and conditions of the employment agreement, he will be entitled to certain severance payments and benefits.
Subject to the terms and conditions of the employment agreement, in the event of his retirement, Mr. Stein will enter into a consulting agreement with the company pursuant to which he will provide support on matters that would normally involve the company’s Chief Executive Officer or Board of Directors and litigation support and senior client relationship management services to the company.
The employment agreement contains confidentiality covenants by Mr. Stein which apply indefinitely and employee non-solicitation covenants by Mr. Stein which will apply during the term of his employment and for a two-year period thereafter. In addition, the employment agreement provides that during his employment with the employer, Mr. Stein generally may not compete with the company through, among other things, the acquisition or disposition of any interests in or management of technology real estate in the United States, Europe, Asia or Australia.
The foregoing description of the employment agreement is qualified in its entirety by the full text of the employment agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of July 2, 2018, among Digital Realty Trust, Inc., DLR LLC and A. William Stein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: July 9, 2018

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel and Secretary